EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned agree that the foregoing statement on Schedule 13D (including any and all amendments thereto) is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

Dated: July 15, 2025

By:	/s/ Edgar R. Smith III
Edgar R. Smith III

Smith & Hood Holding Company, LLC

By:	/s/ Edgar R. Smith III
Name: Edgar R. Smith III
Title: Member

Smith & Hood Investments, LLC

By:	/s/ Edgar R. Smith III
Name: Edgar R. Smith III
Title: Member
Big 4 Investments, LLC

By:	/s/ Edgar R. Smith III
Name: Edgar R. Smith III
Title: Member
Smith-Hoover Investments LLC

By:	/s/ Edgar R. Smith III
Name: Edgar R. Smith III
Title: Member

MACSMITH, LLC

By:	/s/ Edgar R. Smith III
Name: Edgar R. Smith III
Title: Member, CAM2 Holdings, LLC, member of MACSMITH, LLC
Smith & Tate Investments, LLC

By:	/s/ Edgar R. Smith III
Name: Edgar R. Smith III
Title: Member and Manager